EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our reports in this Registration Statement on Form SB-2 of Intelligentias, Inc., the first of which is dated September 10, 2007, relating to the audited consolidated balance sheet of Intelligentias, Inc. as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended; the second of which is dated September 4, 2007, relating to the audited balance sheet of Systeam Italy SpA as of December 31, 2006, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2006 and 2005; the third of which is dated August 15, 2007, relating to the audited consolidated balance sheet of Datakom GmbH as of December 31, 2006, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2006 and 2005 We further consent to the reference to our firm under the heading “Experts” in this Registration Statement.

Ehrhardt Keefe Steiner & Hottman PC

December 6, 2007
Denver, Colorado